Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form 20-F of Indivior PLC of our report dated July 14, 2016 relating to the financial statements, which appears in such Registration Statement.  We also consent to the reference to us under the heading “Statements by Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
London, United Kingdom
August 24, 2016